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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2004

DPL Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-9052 (Commission File Number)	31-1163136 (IRS Employer Identification No.)
1065 Woodman Drive, Dayton, Ohio 45432 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (937) 224-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c)

Section 8—Other Events

        Item 8.01 Other Events.

        On August 24, 2004, DPL Inc. (the "Company"), The Dayton Power and Light Company and MVE, Inc. filed a lawsuit against Peter H. Forster, the former Chairman and consultant for the Company, Caroline E. Muhlenkamp, the former Group Vice President and Interim Chief Financial Officer of the Company and Stephen F. Koziar, Jr., the former President and CEO of the Company in the Montgomery County Court of Common Pleas in Dayton, Ohio. The lawsuit alleges that Forster, Muhlenkamp and Koziar each breached their fiduciary duty to the Company and further alleges breaches of contract and requests declaratory judgments on their respective employment agreements and the obligation to advance certain fees. The Company and the other plaintiffs are seeking unspecified compensatory and punitive damages.

        A copy of the Complaint of DPL Inc., The Dayton Power and Light Company and MVE, Inc. is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

        Item 9.01 Financial Statements and Exhibits.

        Exhibit 99.1 Complaint of DPL Inc., The Dayton Power and Light Company and MVE, Inc. against Peter H. Forster, Caroline E. Muhlenkamp and Stephen F. Koziar, Jr. dated as of August 24, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL, Inc. (Registrant)
Date August 24, 2004
/s/ MIGGIE E. CRAMBLIT Miggie E. Cramblit Vice President and General Counsel

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SIGNATURES